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                                                                  EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Holdco Corporation:


We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Form S-4 (File No. 333-68694) on Form S-8 of Devon Energy Corporation of our report dated October 24, 2001, relating to the consolidated balance sheet of Devon Holdco Corporation as of October 18, 2001, which report appears in the Form S-4 of Devon Energy Corporation dated December 19, 2001.



                                                   /s/ KPMG LLP

Oklahoma City, Oklahoma
January 24, 2002